Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Credit Suisse First Boston
Names of Underwriting Syndicate Members:
Barclays Capital Inc.; CastleOak Securities LP; Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; Deutsche Bank Securities Inc.;
Goldman, Sachs & Co.; JP Morgan Securities; Lebenthal & Co Inc.; Merrill Lynch,
 Pierce, Fenner & Smith Inc.; Mitsubishi UFJ Securities USA Inc.;
Mizuho Securities USA Inc.; Morgan Stanley & Co Inc.; Muriel Siebert & Co Inc.;
 RBS Securities Inc.; RBC Capital Markets; Santander Investment Securities Inc.; Wells Fargo Securities LLC; Williams Capital Group LP; UBS Securities LLC
Name of Issuer:	Verizon Communications
Date of First Offering:	10/27/11
Dollar Amount Purchased:	$148,812
Number of Shares or Par Value of Bonds Purchased:	150,000
Price Per Unit:	99.208
Resolution Approved:  	Approved at the February 16, 2012 Board Meeting.*


Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Bank of America Merrill Lynch
Names of Underwriting Syndicate Members:	Barclays Capital Inc.;
Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC;
JP Morgan Securities; Morgan Stanley & Co Inc.; Merrill Lynch, Pierce, Fenner & Smith Inc.; Deutsche Bank Securities Inc.;
Mitsubishi UFJ Securities USA Inc.; Goldman, Sachs & Co.;
UBS Securities LLC; SMBC Nikko Capital Markets Ltd.
Name of Issuer:	Amgen Inc.
Date of First Offering:	11/7/11
Dollar Amount Purchased:	$124,650
Number of Shares or Par Value of Bonds Purchased:	125,000
Price Per Unit:	99.720
Resolution Approved:  	Approved at the February 16, 2012 Board Meeting.*



Name of Fund:	Goldman Sachs Asia Equity Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members:	Deutsche Bank Securities Inc.;
Goldman, Sachs & Co.
Name of Issuer:	AIA Group Ltd.
Date of First Offering:	3/6/12
Dollar Amount Purchased:	HKD$858,917.40
Number of Shares or Par Value of Bonds Purchased:	31,636
Price Per Unit:	HKD$27.15
Resolution Approved:  	Approved at the June 14, 2012 Board Meeting.**

Name of Fund:	Goldman Sachs Balanced Fund
Name of Underwriter(s) or Dealer(s) Purchased From:
Mizuho Securities USA Inc.
Names of Underwriting Syndicate Members:	Bank of America Merrill Lynch;
Barclays Bank PLC; BNP Paribas; Citigroup Global Markets Ltd.;
Credit Suisse Securities USA LLC; Deutsche Bank Securities Inc.;
Goldman, Sachs & Co.; JP Morgan Securities; HSBC Bank PLC;
KKR Financial Holdings LLC; Mizuho Securities USA Inc.; UBS Securities LLC
Name of Issuer:	Mizuho Corp. Bank Ltd.
Date of First Offering:	3/13/12
Dollar Amount Purchased:	$199,674
Number of Shares or Par Value of Bonds Purchased:	200,000
Price Per Unit:	99.837
Resolution Approved:  	Approved at the June 14, 2012 Board Meeting.**

*	Resolution adopted at the Meeting of the Board of Trustees on
February 16, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**	Resolution adopted at the Meeting of the Board of Trustees on
June 14, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended March 31, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.